UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2025

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CLEARFIELD, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Winnetka Avenue North, Suite 100

Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, the Board of Directors (the “Board”) of Clearfield, Inc. (the “Company”) appointed Ms. Rebecca B. Seidel and Ms. Kathleen S. Skarvan to serve as directors of the Company, effective December 10, 2025. Ms. Seidel has been appointed to serve on the Board’s Audit Committee and Compensation Committee, effective December 10, 2025. Ms. Skarvan has been appointed to serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee, effective December 10, 2025. In connection with their appointments, Ms. Seidel and Mr. Skarvan will be receiving the standard director compensation as referenced in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders.

On October 28, 2025, Charles N. Hayssen and Donald R. Hayward, directors of the Company, notified the Company of their decisions to retire from the Board when their terms expire effective as of the 2026 annual meeting of shareholders of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Date: October 29, 2025	By:	/s/ Cheryl Beranek
Cheryl Beranek
Chief Executive Officer